EXHIBIT 99.1

For Immediate Release

PARLUX REPORTS SECOND QUARTER NET PROFIT INCREASE OF 79%

FORT LAUDERDALE, FLORIDA November 5, 2008.  Parlux Fragrances, Inc. (NASDAQ:PARL) announced results of its second quarter ended September 30, 2008.  Sales reached $52,392,135 compared to $37,353,423 in the same prior year period, an increase of 40%. Net profits were $3,643,835, or $0.17 per share compared to $2,031,498 or $0.10 per share in the same period of the prior year, an increase of 79%.

For the six month period, sales reached $75,696,315, compared to $68,733,891 in the same prior year period, an increase of 10%. Net loss was $1,238,996 or ($0.06) per share, compared to a net profit of $1,933,870 or $0.09 per share in the same prior year period.  Results for the first quarter of the current fiscal year were negatively impacted due to out-of-stock situations.

Neil Katz, Chairman and CEO said, "We continue to strategically invest in building our basic businesses with new fragrance introductions, and the creation of new franchises, such as Jessica Simpson “Fancy”, which launched in the quarter. We continue to invest substantially in our sales and marketing structure, resulting in a 172% increase in U.S. Department Store sales."

Mr. Katz added, "Our cash on hand at September 30, 2008 increased to $24 million with no bank borrowings.  Our book value increased to $5.53 per share.  We believe the current price of our common stock does not reflect its real value, and as announced recently, the Board has authorized a stock buyback of 1,000,000 shares, or approximately 5% of our publicly traded shares, pursuant to its previously approved buyback plan."

Conference Call

The Company will hold a conference call on Thursday, November 6, 2008, at 9:00 a.m. (EST) to discuss the Company’s quarterly results and to provide additional outlook on the next quarter.  To participate, please call: Participant Toll Free: 877-852-6583 or Participant International: 719-325-4805 (Digital Pin# 3626541).  A replay of the conference call will also be available from Thursday, November 6, 2008, after 1:00 p.m., until midnight November 20, 2008.  To access the rebroadcast, Digital Replay Toll Free: 888-203-1112 or Participant International: 719-457-0820 (Digital Pin# 3626541).

About Parlux

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.   It holds licenses for Paris Hilton, Jessica Simpson, GUESS?, Nicole Miller, Natori, Queen Latifah, XOXO, Ocean Pacific (OP), Andy Roddick, babyGund, and Fred Hayman Beverly Hills designer fragrances, as well as Paris Hilton watches, cosmetics, sunglasses, handbags and other small leather accessories.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’ ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility.  Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc.  (954) 316-9008

CONTACT:

Neil J. Katz, Ext. 8116

Raymond J. Balsys, Ext. 8106

Web site:

http://www.parlux.com

                 PARLUX FRAGRANCES, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                (UNAUDITED)

                           Three Months Ended         Six Months Ended

                              September 30,             September 30,

                        ------------------------  ------------------------

                            2008         2007         2008         2007

                        -----------  -----------  -----------  -----------

Net sales:

  Unrelated customers   $33,822,313  $17,870,152  $55,293,607  $30,438,659

  Related parties        18,569,822   19,483,271   20,402,708   38,295,232

                        -----------  -----------  -----------  -----------

                         52,392,135   37,353,423   75,696,315   68,733,891

                        -----------  -----------  -----------  -----------

Cost of goods sold:

  Unrelated customers    15,462,367   10,659,401   26,619,597   16,524,506

  Related parties         8,584,702    9,894,232    9,127,740   19,438,813

                        -----------  -----------  -----------  -----------

                         24,047,069   20,553,633   35,747,337   35,963,319

                        -----------  -----------  -----------  -----------

Operating expenses:

  Advertising and

   promotional           11,721,639    4,232,824   21,364,539   11,233,144

  Selling and

   distribution           3,974,844    2,639,344    8,104,920    5,217,394

  Royalties               3,850,369    3,226,721    6,476,854    5,939,062

  General and

   administrative         2,381,400    2,819,260    4,940,899    5,524,449

  Depreciation and

   amortization             630,868      806,965    1,256,559    1,413,868

                        -----------  -----------  -----------  -----------

  Total operating

   expenses              22,559,120   13,725,114   42,143,771   29,327,917

Operating income (loss)   5,785,946    3,074,676   (2,194,793)   3,442,655

Interest income

 (expense), net              89,217     (407,658)     197,430     (854,327)

Other income                      -      497,771            -      497,771

Foreign exchange gain

 (loss)                       1,990         (510)      (1,018)      (1,842)

                        -----------  -----------  -----------  -----------

Income (loss) from

 continuing operations

 before income taxes      5,877,153    3,164,279   (1,998,381)   3,084,257

Income tax (provision)

 benefit                 (2,233,318)  (1,202,427)     759,385   (1,172,018)

                        -----------  -----------  -----------  -----------

Income (loss) from

 continuing operations    3,643,835    1,961,852   (1,238,996)   1,912,239

                        -----------  -----------  -----------  -----------

Discontinued

 operations:

  Income from

   operations of Perry

   Ellis fragrance brand          -      112,331            -       34,888

  Income tax provision

   related to Perry

   Ellis brand                    -      (42,685)           -      (13,257)

                        -----------  -----------  -----------  -----------

Income from

 discontinued

 operations                       -       69,646            -       21,631

                        -----------  -----------  -----------  -----------

Net income (loss)       $ 3,643,835  $ 2,031,498  $(1,238,996) $ 1,933,870

                        ===========  ===========  ===========  ===========

Diluted income (loss)

 per common share:

    Continuing

     operations         $      0.17  $      0.10  ($     0.06) $      0.09

    Discontinued

     operations         $      0.00  $      0.00  $      0.00  $      0.00

                        -----------  -----------  -----------  -----------

   Total                $      0.17  $      0.10  ($     0.06) $      0.09

                        ===========  ===========  ===========  ===========

Weighted average

 diluted shares

 outstanding             21,098,400   20,486,026   20,659,352   20,421,231

                        ===========  ===========  ===========  ===========

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